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                                                                     EXHIBIT 3.4



LITIGATION FACTORING GROUP, INC.
 ARTICLES OF AMENDMENT

         LITIGATION FACTORING GROUP, INC., a Colorado corporation, having its principal office at 3225 East Second Avenue, Denver, Colorado 80206, hereby referred to as the "Corporation", hereby certifies to the Secretary of State that:

         FIRST: The Articles of Incorporation with Amendments of the Corporation are hereby amended by striking in its entirety Article First and by substituting in lieu thereof the following:

                  "FIRST: The name of the Corporation is Color-Spec Technologies, Inc."

         SECOND: The Amendment was advised to the Stockholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act on the 25th day of September, 2000.

         THIRD: The Amendment was adopted by the written informal action. unanimously taken by the Stockholders of the Corporation in accordance with Sections 7-101-104 and 7-110-103 of the Colorado Business Corporation Act on the 25th day of September, 2000.

         FOURTH: The number of votes cast which were represented by the informal action by Stockholders approving the Amendment was sufficient for approval under the provisions of Section 7-110-103 of the Colorado Business Corporation Act

         IN WITNESS WHEREOF, LITIGATION FACTORING GROUP, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Director and President on this 1st day of October, 2000, and its President acknowledges that these Articles of Amendment are the act and deed of LITIGATION FACTORING GROUP, INC. and under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President's knowledge, information, and belief.


ATTEST:

LITIGATION FACTORING GROUP, INC.


/s/ F. JEFFREY KRUPKA
F. Jeffrey Krupka, Director and President